SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)       July 29, 1999

                     CYPRESS EQUIPMENT FUND II, LTD.
         (Exact Name of Registrant as Specified in its Charter)

           Florida                      0-19021               59-2927387
(State or other jurisdiction of        (Commission       (I.R.S. Employer
 incorporation or organization)        File Number)     Identification No.)


  880 Carillon Parkway, St. Petersburg, Florida              33716
     (Address of principal executive offices)              (Zip Code)

Registrant's Telephone Number (Including Area Code)    (727) 573-3800



Item 2    Acquisition or Disposition of Assets

     On July 29, 1999, Cypress Equipment Fund II, Ltd., a Florida limited partnership, ("Seller"), sold its 40% interest of a partnership which owns a recovery boiler facility used in the production of wood pulp on lease to International Paper, formerly the Federal Paper Board
Corporation.  The buyer is ICS Corporation. ("Buyer")

     The sale totaled an aggregate amount of $15,865,268.15


Item 7.   Financial Statements, Proforma Financial Information and Exhibits

          (c)  Exhibits (to be sent in paper format)


28.50 Purchase Agreement, dated as of July 15, 1999, is between Cypress Equipment Fund II, Ltd., a Florida limited partnership, and its Successors and permitted assigns (the "Seller"), and ICX Corporation, An Ohio corporation, and its successors and permitted assigns (the "Buyer").

28.51 ASSIGNMENT AND ASSUMPTION AGREEMENT, dated July 29, 1999 (this "Agreement"), between Cypress Equipment Fund II, Ltd., a Florida limited partnership (the "Seller"), and ICX Corporation, and Onio corporation (the "Buyer").

28.52 This AMENDMENT NO. 2 TO LEASE, dated as of July 15, 1999 (this "Amendment"), is entered into by and between THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity, but Solely as trustee under the Trust Agreement, as lessor ("Lessor") and International Paper Company, a New York corporation, as successor by Merger to Federal Paper Board Company, Inc., a New York corporation, As lessee ("Lessee").



                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                   Cypress Equipment Fund, Ltd.
                                     A Florida Limited Partnership

                                   RJ Leasing - 2, Inc.
                                     A General Partner



Date:  September 14, 1999          /s/ J. Davenport Mosby, III
                                   J. Davenport Mosby, III
                                   President